SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. [ ])

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

VUZIX CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed

VUZIX CORPORATION

25 Hendrix Road, Suite A

West Henrietta, New York 14586

(585) 359-5900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 20, 2016

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Vuzix Corporation. The meeting will be held on June 20, 2016 at 10:00 a.m. (local time) at Vuzix corporate offices located at 25 Hendrix Road, Suite A, West Henrietta, New York, 14586, for the following purposes:

1.	To elect five (5) directors to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	Ratify the selection of Freed Maxick CPAs, P.C. as the independent registered public accounting firm of the Company for the year ending December 31, 2016.

3.	To conduct an advisory vote on executive compensation.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The record date for the annual meeting is May 11, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Our transfer books will not be closed.

By Order of the Board of Directors

Steven D. Ward,
Secretary

Dated:	April 29, 2016

Rochester, New York

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. Your vote is important, no matter how many shares you owned on the record date. A return envelope is enclosed for your convenience and needs no postage if mailed in the United States. If you wish, you may vote via the Internet or telephone. Instructions for doing so are attached to this Proxy Statement. Even if you have voted by proxy or via the Internet, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 20, 2016.

Our proxy statement and Annual Report on Form 10-K, which are enclosed with this mailing, are also available at www.edocumentview.com/vuzi.

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VUZIX CORPORATION

25 Hendrix Road, Suite A

West Henrietta, New York 14586

(585) 359-5900

PROXY STATEMENT

FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Vuzix Corporation (“Vuzix”, the “Company”, “we”, “our”, or “us”) in connection with the annual meeting of shareholders of the Company to be held on June 20, 2016 at 10:00 a.m., local time, at Vuzix corporate offices on 25 Hendrix Road, Suite A, West Henrietta, New York, 14586 (the "Meeting"). A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission ("SEC") is available without charge upon written request to the Company's Secretary at the Company's corporate offices, or from the SEC's website at www.sec.gov.

Additional copies of this proxy statement and the Annual Report on Form 10-K, notice of meeting, form of proxy, and directions to be able to attend the meeting and vote in person, may be obtained from the Company's Secretary, 25 Hendrix Road, Suite A, West Henrietta, New York 14586. This proxy statement, together with the accompanying Annual Report on Form 10-K and form of proxy will first be sent to shareholders on or about May17, 2016 and will also be available on the Company’s website and at the Company’s transfer agent at www.envisionreports.com/VUZI.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on June 20, 2016

This proxy statement, form of proxy, and the accompanying Annual Report on Form 10-K to shareholders are also available at www.vuzix.com.

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy for the Meeting is being solicited by the directors of the Company. Shareholders of record may vote by mail, telephone, or via the Internet. The toll-free telephone number and Internet web site are listed on the enclosed proxy. If you vote by telephone or via the Internet you do not need to return your proxy card. If you choose to vote by mail, please mark, date and sign the proxy card, and then return it in the enclosed envelope (no postage is necessary if mailed within the United States). Any person giving a proxy may revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a shareholder attending the Meeting, withdrawing the proxy and voting in person.

The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and regular employees of the Company (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile. It is anticipated that banks, brokerage houses and other institutions, custodians, nominees, fiduciaries or other record holders will be requested to forward the soliciting material to persons for whom they hold shares and to seek authority for the execution of proxies; in such cases, the Company will reimburse such holders for their charges and expenses.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The close of business on May 11, 2016 has been fixed as the record date for determination of the shareholders entitled to notice of, and to vote at, the Meeting. On that date we anticipate there will be outstanding and entitled to vote 16,133,029 shares of common stock, each of which is entitled to one vote on each matter at the Meeting, and 49,626 shares of Series A Preferred stock, convertible into 4,962,600 shares of common stock. Shares of the Series A Preferred Stock are entitled to vote on an as-converted basis with the common stock, such that each share of Series Preferred Stock is entitled to 100 votes on each matter at the Meeting.

Pursuant to the Company's bylaws the vote of: (i) a plurality of the shares of common stock and Series A Preferred Stock (on an as-converted basis) present in person or by proxy and entitled to vote will be required to elect directors, (ii) a majority of shares of common stock and Series A Preferred Stock (on as an-converted basis) either present in person or represented by proxy and entitled to vote will be required to ratify the appointment of the independent auditors for 2016. The advisory vote on executive compensation will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. See “How many votes are needed to approve each Proposal?”

The presence, in person or by properly executed proxy, of the holders of shares of common stock and Series A Preferred Stock (on an as-converted basis) entitled to cast one-third of all the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Holders of shares of common stock and Series A Preferred Stock represented by a properly signed, dated and returned proxy will be treated as present at the Meeting for purposes of determining a quorum. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as votes cast at the Meeting as to any proposal as to which the brokers do not have voting instructions and discretion. These missing votes are known as “broker non-votes.”

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We are sending you this proxy statement and the enclosed proxy card because the board of directors of Vuzix Corporation is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders. We invite you to attend the annual meeting and request that you vote on the proposals described in this proxy statement. The meeting will be held on Monday, June 20, 2016 at 10:00 a.m. (local time) at Vuzix corporate offices on 25 Hendrix Road, Suite A, West Henrietta, New York. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card.

We are mailing this proxy statement, the accompanying proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2015 on or about May 17, 2016 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on May 11, 2016, the record date for the meeting, will be entitled to vote at the annual meeting. On April 29, 2016, there were 16,133,029 shares of common stock (each entitled to one vote) outstanding and 49,626 shares of Series A Preferred Stock (each entitled to 100 votes) outstanding.

Stockholder of Record: Shares Registered in Your Name

If on May 11, 2016, your shares of Vuzix common stock were registered directly in your name with our transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 11, 2016, your shares of Vuzix common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a signed letter or other valid proxy from your broker or other agent.

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What am I voting on?

There are three matters scheduled for a vote: the election of five (5) directors to serve until the 2017 Annual Meeting of Stockholders; the ratification of the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the year ending December 31, 2016, and the advisory vote on executive compensation. Our board of directors does not intend to bring any other matters before the meeting and is not aware of anyone else who will submit any other matters to be voted on. However, if any other matters properly come before the meeting, the people named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock or 100 votes for each share of Series A preferred stock you owned as of May 11, 2016.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the outstanding shares of common stock and Series A Preferred Stock (on an as-converted basis) entitled to vote are present at the meeting. Your shares are counted as present at the meeting if:

•	You are present and vote in person at the meeting;
•	You have properly submitted a proxy card; or
•	You have voted via the Internet or by telephone

Your shares will be counted towards the quorum only if you submit a valid proxy, have voted via the Internet, have voted via telephone, or vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How do I vote?

The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote via the Internet or by telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy, via the Internet or by telephone to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy, via the Internet or by telephone.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
•	To vote using the proxy card, simply complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•	To vote via the Internet or by telephone, follow the instructions on the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you hold your shares in “street name” and thus are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Check the voting form used by that organization to see if it offers internet or telephone voting. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the board of directors. You may vote “FOR”, “AGAINST” or “ABSTAIN” on any other proposals.

If you submit your proxy, vote via the Internet or by telephone but abstain from voting or withhold authority to vote on one of more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal, except, however, an abstention has no effect on the election of directors or the advisory vote on executive compensation. See “How many votes are needed to approve each Proposal?”

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If you hold your shares in street name and do not provide voting instructions to your brokerage firm, it may still be able to vote your shares with respect to certain “discretionary” (or routine) items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes”. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Your broker does not have discretionary authority to vote shares for the election of directors, or the advisory vote on executive compensation, but will have discretionary authority to vote on the proposal relating to the ratification of the selection of the accounting firm. As a result, if you do not vote your street name shares, your broker has the authority to vote on your behalf with respect to Proposal 2 (the ratification of the selection of the accounting firm). We encourage you to provide instructions to your broker to vote your shares for the director nominees and the advisory vote on the executive compensation.

How many votes are needed to approve each Proposal?

•	Proposal 1 - Election of directors

Directors are elected by a plurality of the votes represented by the shares of common stock and Series A Preferred Stock (on an as-converted basis) present at the meeting in person or by proxy. This means that the five (5) director nominees with the most affirmative votes will be elected. Withheld votes, abstentions and broker non-votes will have no effect.

•	Proposal 2 – Ratification of the selection of Freed Maxick CPAs, P.C. as the independent registered public accounting firm of the Company for the year ending December 31, 2016.

To be approved, the ratification of the selection of Freed Maxick CPAs, P.C. as our independent auditors for our 2016 fiscal year, must receive “For” votes from the holders of a majority of shares of common stock and Series A Preferred Stock (on an as-converted basis) present in person or by proxy and entitled to vote.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

•	Proposal 3 – Advisory vote on executive compensation.

The advisory vote on executive compensation (Proposal 3) will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in Proposal 3 will not be construed (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the named executive officers or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Can I change my vote after submitting my proxy, voting via the Internet or by telephone?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.
•	You may send a written notice that you are revoking your proxy to Corporate Secretary, Vuzix Corporation, 25 Hendrix Road, Suite A, West Henrietta, New York 14586.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our report on Form 8-K within four (4) business days after the annual meeting.

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What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card, vote your shares via the Internet or by telephone for each proxy card you received to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

Vuzix will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

At our annual meeting each year, our board of directors submits to stockholders its nominees for election as directors. In addition, the board of directors may submit other matters to the stockholders for action at the annual meeting.

Our stockholders also may submit proposals for inclusion in the proxy material. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission (the “SEC”). To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by January 18, 2017 to our Corporate Secretary, Vuzix Corporation, 25 Hendrix Road, Suite A, West Henrietta, New York 14586.

In addition, our by-laws provide that a stockholder may present from the floor a proposal that is not included in the proxy statement if the stockholder delivers written notice to our Corporate Secretary not earlier than 120 days and not later 90 days before the first anniversary of the preceding year’s annual meeting. The notice must set forth your name, address and number of shares of stock you hold, a description of the business to be brought before the meeting, the reasons for conducting such business at the annual meeting, any material interest you have in the proposal, and such other information regarding the proposal as would be required to be included in a proxy statement. We have received no such notice for the 2016 annual meeting. For the 2017 annual meeting of stockholders, written notice must be delivered to our Corporate Secretary at our principal office, 25 Hendrix Road, Suite A, West Henrietta, New York 14586, between February 21, 2017 and March 22, 2017.

Our by-laws also provide that if a stockholder intends to nominate a candidate for election as a director, the stockholder must deliver written notice of such intent to our Corporate Secretary. The notice must be delivered not earlier than 120 days and not later 90 days before the first anniversary of the preceding year’s annual meeting. The notice must set forth your name and address and number of shares of stock you own, the name and address of the person to be nominated, a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by such stockholder, the nominee’s business address and experience during the past five years, any other directorships held by the nominee, the nominee’s involvement in certain legal proceedings during the past ten years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a director if elected. We have received no such notice for the 2016 annual meeting. For the 2017 annual meeting of stockholders, written notice must be delivered to our Corporate Secretary at our principal office, 25 Hendrix Road, Suite A, West Henrietta, New York 14586, between February 21, 2017 and March 22, 2017.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned as of April 29, 2016 by (i) each person or group as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), believed by us to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name and Addresses of Beneficial Owner (1)	Shares Beneficially Owned (2)		Percent of Outstanding Shares Beneficially Owned (3)
Paul J. Travers	2,581,012	(4)	16.0%
Grant Russell	977,091	(5)	6.0%
Michael Scott	71,333	(6)	*
Alexander Ruckdaeschel	84,666	(7)	*
Edward Kay	10,000		*
AIGH Investment Partners L.P.	907,181	(8)	5.5%
Orin Hirschman	1,279,183	(8)	7.7%
Intel Corporation	4,962,600	(9)	23.5%
Directors and executive officers as a group (5 people)	3,724,102	(10)	22.9%

*less than 1.0%

(1)	The address for each person, unless otherwise noted, is c/o Vuzix Corporation, 25 Hendrix Road, Suite A, West Henrietta, New York, 14586.
(2)	We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants, or the conversion of convertible promissory notes or preferred stock, that are either immediately exercisable or convertible, or that will become exercisable within 60 days after April 29, 2016. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants, convertible promissory notes or convertible preferred stock for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)	The percentage of shares beneficially owned is based on 16,133,029 shares of our common stock issued and outstanding as of April 29, 2016.
(4)	Includes (i) 1,692,586 outstanding shares of common stock held by Mr. Travers, and (ii) 18,426 shares of common stock issuable upon the exercise of options granted under our 2014 option plan, (iii) 609,000 shares of common stock held by Paul Travers Annuity Trust I dated May 14, 2015, (iv) 182,700 shares of common stock held by Paul Travers Annuity Trust II dated May 14, 2015, and (v) 78,300 shares of common stock held by Paul Travers Annuity Trust III dated May 14, 2015.
(5)	Includes shares held by Mr. Russell’s son and spouse and (i) 2,667shares issuable upon exercise of options granted under our 2009 option plan and (ii) 29,942 shares of our common stock issuable upon the exercise of options granted under our 2014 option plan.
(6)	Represents 35,000 shares held and (i) 16,333 shares issuable upon exercise of options granted under our 2009 option plan and (ii) 20,000 shares issuable to Mr. Scott upon exercise of options granted under our 2014 option plan.
(7)	Represents 35,000 shares held and (i) 19,666 shares issuable upon exercise of options granted under our 2009 option plan and (ii) 30,000 shares issuable to Mr. Ruckdaeschel upon exercise of options granted under our 2014 option plan.
(8)	Based on Schedule 13G/A filed with the SEC on February 10, 2016. Beneficial ownership of AIGH Investment Partners L.P. (“AIGH LP”) includes 477,061 shares issuable upon conversion of convertible debt. Beneficial ownership of Orin Hirschman represents shares beneficially owned by AIGH LP and AIGH Investment Partners, L.L.C. (“AIGH LLC”) Orin Hirshman holds voting and dispositive power over shares held by AIGH LP and AIGH LLC. The beneficial ownership of Orin Hirschman includes 372,002 shares beneficially owned by AIGH LLC, including 12,002 shares issuable upon conversion of convertible debt. The address for this shareholder is 6006 Berkeley Avenue, Baltimore, MD 21209.
(9)	Represents shares issuable upon conversion of outstanding shares of Series A Preferred Stock. Intel Corporation owns all of our outstanding shares of Series A Preferred Stock, which votes on an as-converted basis with the common stock.
(10)	Beneficial ownership for Paul J. Travers, Grant Russell, Michael Scott, Alexander Ruckdaeschel, and Edward Kay.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC and with any exchange on which the Company’s securities are traded. Officers, directors and persons owning more than ten percent of such securities are required by SEC regulation to file with the SEC and furnish the Company with copies of all reports required under Section 16(a) of the Exchange Act. To our knowledge, based solely upon our review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that, a Form 4 was filed late by Grant Russell in connection with purchases by his spouse, resulting in 2 transactions not being reported on a timely basis.

PROPOSAL 1

ELECTION OF DIRECTORS

The number of directors is established by the board and is currently fixed at five (5). At this annual meeting, five (5) persons, comprising the entire membership of the Board of Directors, are to be elected. Each elected director will serve until the Company's next annual meeting of shareholders and until a successor is elected and qualified. Messrs. Travers, Russell, Scott, and Ruckdaeschel were elected by the stockholders at the last annual meeting. William Lee, who was also elected by the stockholders at the last annual meeting, passed away in March 2016.

The Company has outstanding 49,626 shares of Series A Preferred Stock, all of which are owned by Intel Corporation (the “Series A Purchaser”). The Series A Purchaser is entitled to nominate and elect 2 directors to the Company’s Board of Directors (the “Board Election Right”), at least one of whom will be required to qualify as an “independent” director, as that term is used in applicable exchange listing rules. The Board Election Right with respect to the independent director will terminate on such date as the number of shares of Series A Preferred Stock then outstanding is less than 40% of the original amount purchased by the Series A Purchaser. The Board Election Right with respect to the second director will terminate on such date as the number of shares of Series A Preferred Stock then outstanding is less than 20% of the original amount purchased by the Series A Purchaser. The Series A Purchaser has not yet exercised the Board Election Right. The Company also granted the Series A Purchaser the right to have a board observer at meetings of the Company’s Board of Directors and committees thereof. The Series A Purchaser has not yet exercised the Board Election Right or their right to appoint an observer.

It is intended that the accompanying proxy will be voted in favor of the five (5) persons listed below to serve as directors unless the stockholder indicates to the contrary on the proxy. All nominees have consented to serve if elected. We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the board to fill any such vacancy.

For the election of directors, only proxies and ballots, Internet votes of telephone votes marked “FOR all nominees”, “WITHHELD for all nominees” or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; votes that are withheld are excluded entirely from the vote and will have no effect. Abstentions will have no effect on the vote for the election of directors. Directors are elected by a plurality of the votes cast. This means that the five (5) nominees who receive the most affirmative votes will be elected.

The term of office of each person elected as a director will continue until the next annual meeting or until his or her successor has been elected and qualified, or until the director’s death, resignation or removal.

The Board of Directors unanimously recommends a vote FOR the election as directors the nominees listed below.

The board of directors considers diversity in the makeup of the Board when evaluating director candidates. Characteristics that it considers include nature and breadth of business experience, education, professional certification, and education .

The names of the nominees their ages as of April 29, 2016, and certain information about their business experience during the past five years and their directorships of other publicly held corporations are set forth below.

Background of Nominees

Paul J. Travers, age 55, was the founder of Vuzix and has served as our President and Chief Executive Officer since 1997 and as a member of our board of directors since November 1997. Prior to the formation of Vuzix, Mr. Travers founded both e-Tek Labs, Inc. and Forte Technologies Inc. He has been a driving force behind the development of our products. With more than 23 years’ experience in the consumer electronics field, and 20 years’ experience in the virtual reality and virtual display fields, he is a nationally recognized industry expert. He holds an Associate degree in engineering science from Canton, ATC and a Bachelor of Science degree in electrical and computer engineering from Clarkson University. Mr. Travers resides in Honeoye Falls, New York. Mr. Travers’s experience as our founder and Chief Executive Officer qualifies him to serve on our board of directors.

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Grant Russell, age 63, has served as our Chief Financial Officer since 2000 and as a member of our board of directors since April 3, 2009. From 1997 to 2004, Mr. Russell developed and subsequently sold a successful software firm and a new concept computer store and cyber café. In 1984, he co-founded Advanced Gravis Computer (Gravis), which, under his leadership as President, grew to become the world’s largest PC and Macintosh joystick manufacturer with sales of $44,000,000 worldwide and 220 employees. Gravis was listed on NASDAQ and the Toronto Stock Exchange. In September 1996 it was acquired by a US-based Fortune 100 company in a successful public tender offer. Mr. Russell holds a Bachelor of Commerce degree in finance from the University of British Columbia and is both a US Certified Public Accountant and a Canadian Chartered Professional Accountant. Mr. Russell resides in Vancouver, British Columbia, Canada. Mr. Russell’s business executive and financial experience qualifies him to serve on our board of directors.

Alexander Ruckdaeschel, age 43 joined our board of directors in November 2012. Since March 2001, Mr. Ruckdaeschel has worked in the financial industry in the United States and Europe and as a co- founder, partner and or in senior management. Mr. Ruckdaeschel cofounded Herakles Capital Management and AMK Capital Advisors in 2008. Mr. Ruckdaeschel has also been a partner with Alpha Plus Advisors, from 2006 to 2010, and Nanostart AG, from 2002 to 2006, where he was the head of their U.S. group. Mr. Ruckdaeschel has significant experience in startup operations as the manager of DAC Nanotech-Fund and Biotech-Fund from 2002 to 2006. Following service in the German military, Mr. Ruckdaeschel was a research assistant at Dunmore Management focusing on intrinsic value identifying firms that were undervalued and had global scale potential. From October 1992 to October 2000 Mr. Ruckdaeschel was in the German military and supported active operations throughout the Middle East while also participating as a professional biathlon athlete. Mr. Ruckdaeschel’s financial experience qualifies him to serve on our board of directors.

Michael Scott, age 70, is a Professor of Law at the Southwestern Law School in Los Angeles, CA. Previously, he was Partner at various legal firms specializing in Technology and IP Practices, including Perkins Coie LLP, and Graham & James. He previously served on the board of Sanctuary Woods Multimedia, Inc., a NASDAQ publicly traded company. He is the author of 7 books on Technology Law as well as the writer of numerous legal IP-related articles published in journals, newspapers and magazines. He is the Founder and Editor-in-Chief of the E-Commerce Law Report and the Cyberspace Lawyer. Mr. Scott’s technology and intellectual property experience qualify him to serve on our board of directors.

Edward Kay, age 60, is a Certified Public Accountant who spent his 33-year career with PricewaterhouseCoopers LLP (PwC) working with companies in a wide variety of industries, including manufacturing, distribution, software and technology. Mr. Kay served as the PwC’s Rochester NY Office Managing Partner for 13 years from 1999 to 2012) and, for a time, Managing Partner of the firm’s Upstate NY practice and had been the Leader of their high technology practice in Dallas, TX from 1993 to 1999. Mr. Kay was formerly on the Board, Executive Committee member, and Audit Committee Chair of IEC Electronics (NYSE: IEC) from 2013 to 2015, and is currently on the board of a $1 billion private company in the product distribution business. During Mr. Kay’s tenure at PwC and through his service on other corporate boards, he accumulated extensive experience in financial, securities, and business matters, including significant leadership roles in dealing with accounting and auditing matters related to public companies, which make Mr. Kay a financial expert and enable him to be a valuable contributor to the Vuzix board.

Information Regarding the Board and its Committees

Director Meeting and Attendance

During 2015, our board held two (2) in-person regular meeting, sixteen (16) conference-call meetings, and acted twenty-eight (28) times by unanimous written consent. In addition, the directors considered Company matters and had frequent communication with each other apart from the formal meetings. No board member attended fewer than 75% of the total board meetings or of meetings held by all committees on which he served during 2015.

Board Independence

Our board has determined that each of our directors other than Mr. Travers and Mr. Russell is an independent director as defined by Rule 10A-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. We believe that we are compliant with the independence criteria for boards of directors under applicable laws and regulations and the NASDAQ Stock Market. The board may meet independently of management as required. Although they are permitted to do so, the independent directors have not held separately scheduled meetings but have had executive sessions at the conclusion of the regularly scheduled meetings at which non-independent directors and members of management are not in attendance.

Board Committees

We have an audit committee, a compensation committee and a nominating committee.

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Audit Committee

Our audit committee in 2015 consisted of William Lee, Michael Scott and Alexander Ruckdaeschel, each of whom was a non-employee director. Mr. Lee was the chairperson of our audit committee up until his death in March 2016. Our audit committee currently consists of Michael Scott, Alexander Ruckdaeschel and our recent board appointee Edward Kay effective April 2016. Our board of directors has determined that each member of our audit committee is an independent director as defined by Rule 10A-3 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended and meets the requirements of financial literacy under SEC rules and regulations and the NASDAQ Stock Market. Mr. Lee served as our audit committee financial expert, as defined under SEC rules. Our audit committee met five (5) times during 2015. Mr. Kay was appointed in April 2016 as the new chairperson of our audit committee and is considered an independent director as defined by Rule 10A-3 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended and meets the requirements of financial literacy under SEC rules and regulations and the NASDAQ Stock Market. Mr. Kay serves as our audit committee financial expert, as defined under SEC rules.

Our audit committee is responsible for, among other things:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•	evaluating the qualifications, performance and independence of our independent auditors;
•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures;
•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and
•	preparing the audit committee report that the SEC requires in our annual proxy statement.

Our board of directors has adopted a written charter for our audit committee, which is available on our website (www.vuzix.com).

Compensation Committee

Our compensation committee in 2015 consisted of Alexander Ruckdaeschel, William Lee and Michael Scott, each of whom was a non-employee director. Mr. Ruckdaeschel is the chairperson of our compensation committee. Our compensation committee currently consists of Messrs. Ruckdaeschel, Scott, and our recent board appointee Mr. Kay effective April 2016. Our board of directors has determined that each member of our compensation committee is an independent director as defined by Rule 10A-3 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended and under the current rules of the NASDAQ Stock Market. Our compensation committee met six (6) times in 2015.

Our compensation committee is responsible for, among other things:

•	reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensation or arrangements
•	reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;
•	preparing any compensation committee report required by the rules of the SEC to be included in our annual proxy statement; and
•	administering, reviewing and making recommendations with respect to our equity compensation plans.

Our compensation committee may not delegate any of its authority to any other person. The base compensation paid to our named executive officers for the first 4 months of 2015 was determined by the employment agreements we entered into with those executives in August 2007. See “Compensation of Named Executive Officers and Directors – Employment Agreements.” A compensation consultant was engaged to determine or recommend the amount or form of compensation paid to our executive officers in 2015.

Our board of directors has adopted a written charter for our compensation committee, which is available on our website (www.vuzix.com).

Nominating Committee

Our nominating committee in 2015 consisted of Alexander Ruckdaeschel, William Lee and Michael Scott, each of whom was a non-employee member of our board of directors. Mr. Scott is the chairperson of our nominating committee. Our current nominating committee consists of Messrs. Ruckdaeschel, Scott, and our recent board appointee Mr. Kay effective April 2016. Our board of directors has determined that each member of our nominating committee is an independent director as defined by Rule 10A-3 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended and under the current rules of the NASDAQ Stock Market. Our board of directors has adopted a written charter for our nominating committee, which is available on our website (www.vuzix.com).  Our nominating committee met once in 2015.

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Code of Ethics and Business Conduct

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors. The full text of our code of business conduct and ethics is posted on the investor relations section of our website (www.vuzix.com).

Nominating Process

The process followed by the nominating and governance committee to identify and evaluate candidates includes requests to board members, the chief executive officer, and others for recommendations, meetings from time to time to evaluate any biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates. Nominations of persons for election to our board may be made at a meeting of stockholders only (i) by or at the direction of the board; or (ii) by any stockholder who has complied with the notice procedures set forth in our bylaws and in the section entitled “Questions and Answers About This Proxy Material and Voting – When are stockholder proposals due for next year’s annual meeting?” In addition, stockholders who wish to recommend a prospective nominee for the nominating and governance committee’s consideration should submit the candidate’s name and qualifications to Secretary, 25 Hendrix Road, Suite A, West Henrietta, New York 14586.

In evaluating the suitability of candidates to serve on the board of directors, including stockholder nominees, the nominating committee seeks candidates who are independent as defined by Rule 10A-3 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended and the rules of the NASDAQ Stock Market, and meet certain selection criteria established by the committee. The committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole. The board seeks the best director candidates based on the skills and characteristics required without regard to race, color, national origin, religion, disability, marital status, age, sexual orientation, gender, gender identity and expression, or any other basis protected by federal, state or local law.

The Company has outstanding 49,626 shares of Series A Preferred Stock, all of which are owned by Intel Corporation (the “Series A Purchaser”). The Series A Purchaser is entitled to nominate and elect 2 directors to the Company’s Board of Directors (the “Board Election Right”), at least one of whom will be required to qualify as an “independent” director, as that term is used in applicable exchange listing rules. The Board Election Right with respect to the independent director will terminate on such date as the number of shares of Series A Preferred Stock then outstanding is less than 40% of the original amount purchased by the Series A Purchaser. The Board Election Right with respect to the second director will terminate on such date as the number of shares of Series A Preferred Stock then outstanding is less than 20% of the original amount purchased by the Series A Purchaser. The Series A Purchaser has not yet exercised the Board Election Right. The Company also granted the Series A Purchaser the right to have a board observer at meetings of the Company’s Board of Directors and committees thereof. The Series A Purchaser has not yet exercised the Board Election Right or their right to appoint an observer.

Corporate Governance and Related Matters

Board Leadership Structure

Our board is responsible for the selection of the chairman of the board and the chief executive officer. Our board does not have a policy on whether or not the roles of chief executive officer and chairman should be separate and, if they are to be separate, whether the chairman should be selected from the non-employee directors or be an employee. Currently our chief executive officer acts as chairman. Our board believes that Paul J. Travers, our founder and chief executive officer, is best situated to act as chairman of the board because he is the director most familiar with the Company’s business and industry and is therefore best able to identify the strategic priorities to be discussed by the board.

Our board believes that the most effective board structure is one that emphasizes board independence and ensures that the board’s deliberations are not dominated by management. Four of our five current directors qualify as independent directors within the meaning of Rule 10A-3 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended and NASDAQ rules and regulations. Each of our standing board committees is comprised of only independent directors, including our nominating committee, which is charged with annually evaluating and reporting to the board on the performance and effectiveness of the board. Our board has not appointed a lead independent director.

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Our Board’s Role in Risk Oversight

Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees includes overseeing the risk management activities of management. Our board oversees our risk management processes directly and through its committees. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure and succession planning for our directors.

Communications with the Board of Directors

Stockholders and other parties may communicate directly with the board of directors or the relevant board member by addressing communications to:

Vuzix Corporation

c/o Corporate Secretary

25 Hendrix Road, Suite A

West Henrietta, New York 14586

All stockholder correspondence will be compiled by our corporate secretary and forwarded as appropriate.

Director Attendance at Annual Meetings

We have scheduled a board of directors meeting in conjunction with our annual meeting of stockholders and, while we do not have a formal policy regarding attendance at annual meetings, we as a general matter expect that the directors will attend the annual meeting. Three of the five director nominees for 2016 attended our 2015 annual meeting in person and one by teleconference.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

The audit committee has selected the accounting firm of Freed Maxick CPAs, P.C. (“Freed Maxick”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016. Freed Maxick has served as the Company’s independent registered public accounting firm since October 2014 and is considered by the audit committee, the board and management of the Company to be well qualified. Previously, EFPR Group, LLP (“EFPR”) (and its predecessors, EFP Rotenberg, LLP and Rotenberg & Co., LLP) served as the Company’s independent registered public accounting firm from August 2009 to September 2014, and was considered by the audit committee, the board and management of the Company to be well qualified. EFPR had informed the Company it made a strategic decision in 2014 to serve public companies in roles other than as the independent auditor and it cooperated and assisted with an orderly transition of audit firms to Freed Maxick. On October 3, 2014 the Company engaged Freed Maxick as the Company’s independent registered public accounting firm, and EFPR resigned as the Company’s independent registered public accounting firm. The decision to engage Freed Maxick was approved by the audit committee of the Company’s board of directors.

EFPR’s reports on the financial statements of the Company for the years ended December 31, 2013 and 2012 have neither contained an adverse opinion or a disclaimer of opinion, nor been qualified or modified as to uncertainty, audit scope or accounting principles, except that, the reports included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. During the years ended December 31, 2013 and 2012 and in the subsequent interim period through October 3, 2014, there were (i) no disagreements with EFPR on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EFPR, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, and (ii) there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that, EFPR advised the Company that there were material weaknesses in its internal controls over financial reporting, which the Company agreed with and disclosed in its Form 10-K’s for the years ended December 31, 2013, and 2012, respectively.

The Company provided EFPR with a copy of the disclosures made in the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 9, 2014 and requested that EFPR furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the disclosures. A copy of such letter was filed as Exhibit 16.1 to such Current Report.

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The stockholders are being asked to ratify the audit committee’s appointment of Freed Maxick CPAs, P.C. for the year ending December 31, 2016. If the stockholders fail to ratify this appointment, the audit committee may, but is not required to, reconsider whether to retain that firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. A representative of Freed Maxick, CPAs, P.C. will be present at the annual meeting and will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees Paid to Freed Maxick CPAs, P.C.

The following table shows the fees that were billed by Freed Maxick CPAs, P.C. for professional services rendered in 2015 and 2014.

	2015	2014
Audit Fees (1)	$124,770	$96,000
Audit-Related Fees (2)	3,500	4.043
Tax Fees	17,920	0
All Other Fees (3)	0	0
Total Freed Maxick CPAs, P.C. Fees	$146,190	$100,043

(1) Audit fees primarily represent amounts billed for the audit of our annual consolidated financial statements for such fiscal year and quarterly reviews of our consolidated financial statements.

(2) Audit-related fees represent fees for services rendered in connection with reviewing our SEC filings.

Fees Paid to EFPR Group, LLP

The following table shows the fees that were billed by EFPR Group, LLP for professional services rendered in 2015 and 2014.

	2015	2014
Audit Fees (1)	$0	$30,170
Audit-Related Fees (2)	8,000	5,652
Tax Fees	0	6,500
All Other Fees (3)	0	4,434
Total EFP Rotenberg, LLP Fees	$8,000	$46,756

(1) Audit fees primarily represent amounts billed for the quarterly reviews of our consolidated financial statements and fees for consents and comfort letters.

(2) Audit-related fees represent fees for services rendered in connection with consents and comfort letters and with our August 5, 2013 public stock offering and subsequent registration statements.

(3) All other fees in 2014 consisted of interest charged.

Pre-Approval of Fees by Audit Committee

In accordance with applicable laws, rules and regulations, our audit committee charter and pre-approval policies established by the audit committee require that the audit committee review in advance and pre-approve all audit and permitted non-audit fees for services provided to us by our independent registered public accounting firm. The services performed by, and the fees to be paid to, Freed Maxick CPAs, P.C. in 2015 and 2014 were approved by the audit committee. The services performed by, and the fees to be paid to, EFPR Group, LLP in 2015 and 2014 were approved by the audit committee.

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Independence Analysis by Audit Committee

The audit committee has considered whether the provision of the services described above was compatible with maintaining the independence of Freed Maxick CPAs, P.C. and determined that the provision of such services was compatible with such firm’s independence. For 2015 and 2014, Freed Maxick CPAs, P.C. provided no services other than those services described above.

The audit committee has considered whether the provision of the services described above was compatible with maintaining the independence of EFP Rotenberg, LLP and determined that the provision of such services was compatible with such firm’s independence. For each of 2015 and 2014, EFP Rotenberg, LLP provided no services other than those services described above.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock and Series A Preferred Stock (on an as-converted basis) present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is needed to ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the year ending December 31, 2016. An abstention will have the same legal effect as a vote against the ratification of Freed Maxick CPAs, P.C., and broker non-votes will have no effect on the outcome of the ratification of the independent registered public accounting firm.

Our Board of Directors unanimously recommend that the

stockholders vote FOR ratification of the appointment of FREED MAXICK CPAS, P.C. as our independent registered public accounting firm for the year ending December 31, 2016.

AUDIT COMMITTEE REPORT1

Membership and Role of Audit Committee

The audit committee of our board is responsible for providing independent, objective oversight and review of our accounting functions, internal controls and financial reporting process. Currently, the audit committee is comprised of Messrs. Scott, Ruckdaeschel, and our recent board appointee, Edward Kay, effective April 2016. The audit committee operates pursuant to a written charter adopted by the board of directors in December 2009 which may be found on our website www.vuzix.com under the “Investors-Corporate Governance” section. We believe that each of the members of the audit committee is independent as defined by applicable laws and regulations.

Management has the primary responsibility for the financial statements and the reporting process, including our system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for performing an independent audit of those financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes on behalf of the board. Three of the four members of the audit committee are not professional accountants or auditors and their functions are not intended to duplicate or certify the activities of management and the independent auditors. Edward Kay, a professional accountant is chair of the audit committee.

Review of our Audited Financial Statements

In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in our Annual Report on Form 10-K with management and discussed the quality and acceptability of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in our financial statements.

The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Auditing Standard No. 16 (Communications with Audit Committees). In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and us, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), which were submitted to us, and considered the compatibility of non-audit services with the auditors’ independence.

1 The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

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The audit committee discussed with our independent auditors the overall scope and plans for their audit. The audit committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on these reviews and discussions, the audit committee recommended to our board of directors (and our board has approved) that our audited financial statements for the year ended December 31, 2015 be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

The audit committee selects the Company’s independent registered public accounting firm annually and has submitted such selection for the year ending December 31, 2016 for ratification by stockholders at the Company’s annual meeting.

The Audit Committee currently consists of Edward Kay, Michael Scott and Alexander Ruckdaeschel.

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS AND DIRECTORS

Named Executive Officers

This proxy statement contains information about the compensation paid to our Named Executive Officers (“NEOs”) during 2015. For 2015, we determined that the following officers were our named executive officers for purposes of this proxy statement:

•	Paul J. Travers - chief executive officer and president
•	Grant Russell – chief financial officer and executive vice president

Compensation Philosophy

We believe that the products and technology of the Company that are critical to our future growth, such as our smart glasses, wearable computing and waveguide optics, are still evolving rapidly and accordingly we attempt to strike a balance between longer term strategic initiatives and short-term financial metrics as performance indicators. As such, we believe it is important to reward not just financial achievement but progress in our strategic initiatives such as the development of new products and/or technology. As a result, we strive to counterbalance our employee retention objectives and pay-for-performance objectives. Historically we believe we have accomplished this by compensating our executives with a combination of base salary, performance bonus awards and long-term equity-based retention compensation. In addition, we periodically use benchmarks and peer group comparisons to assist us in determining whether our executive compensation is appropriate in light of our compensation objectives and philosophy. We currently have no pre-established policy for the allocation between either cash or non-cash compensation but we do emphasize long term results over annual achievements.

Role of the Compensation Committee

The Compensation Committee of our board of directors sets our executive compensation policies and determines the amounts and elements of compensation for our executive officers. As set forth in the Compensation Committee’s written charter, its responsibilities include establishing compensation policies for our directors and executive officers; reviewing and approving the CEO’s and CFO’s annual compensation; approving employment agreements or arrangements with executive officers; administering our 2014 Equity Incentive Plan and approving grants under this Incentive Plan; and making recommendations regarding any other incentive compensation or equity-based plans. The Compensation Committee may delegate certain authority with respect to compensation matters to our executive officers.

For all executive officers other than our CEO and CFO, the Compensation Committee establishes and approves the base salary compensation based on recommendations from the CEO. With respect to compensation of our CEO and CFO, the Compensation Committee establishes and approves the compensation determinations based on the Compensation Committee’s evaluation and performance reviews of our CEO and CFO.

A copy of the Compensation Committee charter is posted on our website, www.vuzix.com, under the heading “Investors: Corporate Governance.”

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The Role of Management

At the request of the Compensation Committee, the Name Executive Officers of the Company may be present at Compensation Committee meetings for discussion purposes. However, they have no involvement in the decisions made by the Committee, nor do they have a vote on any matters brought before the Committee. The Compensation Committee meets with the CEO to discuss his performance and compensation package, but ultimately decisions regarding his package are made solely based upon the Committee’s deliberations, as well as input from the compensation consultant, as requested. The Compensation Committee considers recommendations from the CEO, as well as input from the compensation consultant as requested, to make decisions regarding any other NEOs.

Role of the Compensation Consultant

The Compensation Committee is comprised exclusively of independent outside directors. In making its determinations with respect to executive compensation, the Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. The engagement of services from the compensation consultant provides input on trends in executive compensation and an outside perspective on our executive compensation practices and assists with our peer group benchmarking analysis. The Compensation Committee uses the consultant to assist in the identification and selection of peer companies for purposes of comparing compensation practices, to provide guidance regarding the amount and types of compensation that we provide to our executives and board of directors, and other compensation-related matters.

Elements of Executive Compensation

The compensation level of our executives generally reflects their level of experience and is designed to provide an incentive to positively affect our future operating performance and shareholder value.

In making determinations with respect to amounts and elements of executive compensation, the Compensation Committee evaluates our overall performance during the year against annual budgets; evaluates the Chief Executive Officer’s achievements against the Board’s expectations; obtains input from the Chief Executive Officer on the performance reviews of the other executive officers; evaluates the potential for future contributions by each executive to our long-term success; and periodically compares our executive compensation against a benchmarking analysis of a group of peer companies.

Salary. Base salary is the primary fixed element in the Company’s compensation program and is intended to provide an element of certainty and security to the Company’s executive officers on an ongoing basis. Two of the Company’s executive officers had employment agreements with the Company as of December 31, 2014 and their initial salaries are set by contract. Salaries are based on the executive’s level of experience, specialty and responsibility. Executive salaries are reviewed on an annual basis by the Compensation Committee. Any increases in salary are based on an evaluation of the individual’s performance, level of responsibility and, when such information is available, the level of pay compared to the salaries paid to persons in similar positions in the Company’s peer group or as shown in survey data.

The Compensation Committee approves all option grants with input and recommendations from the CEO, with the exception that the CEO and CFO have been delegated authority to approve initial grants made to newly hired employees. New employees may receive a stock option grant when hired in order to immediately align their interests with us and may be eligible for additional option grants going forward.

Bonus. Any short term bonuses or cash incentive awards to executive officers are tied to achieving performance metrics established by the Compensation Committee at the beginning of each year, with input from the CEO, which are not re-set during the year, regardless of Company performance or economic conditions. The program creates incentive for the executive officers to direct their efforts toward achieving specified company goals and individual goals. To measure our 2015 performance, the Compensation Committee established goals related to the Company’s financial performance and attainment of strategic milestones and approved individual goals for executives. In 2015, we fell short of reaching the Company’s financial performance goals. Other strategic milestones related to the development of certain technologies and attaining certain production milestones and certain individual milestones were not achieved.

Compensation Setting Process

The Compensation Committee compared the total direct compensation of the Company’s executive officers with the total direct compensation paid to the top executive officers at the companies in the peer group, as well as to compensation levels revealed in survey data provided by PM&P, for purposes of establishing 2015 salaries for our NEOs.

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The compensation consultant reports directly to the Compensation Committee and carries out responsibilities as assigned by the Committee. The Compensation Committee has the sole authority to retain and terminate the compensation consultant and to approve the compensation consultant’s fees and all other terms of the engagement. The Committee exercised this authority to engage Pearl Meyer & Partners (PM&P) as its independent compensation consultant in February 2015 and has direct access to the compensation consultant throughout the year. PM&P serves as an advisor to the Compensation Committee on topics primarily related to Board and executive compensation. PM&P reports directly to the Compensation Committee Chair, takes direction from the Compensation Committee, and does not provide us with any services other than the services provided at the request of the Compensation Committee.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that PM&P is independent in providing executive compensation consulting services. The Compensation Committee conducted a specific review of its relationship with PM&P in 2015 and determined that PM&P’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and by the SEC and the NASDAQ National Market, or Nasdaq.

Compensation Determinations

Peer Group Benchmarking

In 2015 the Compensation Committee engaged PM&P to assist in selecting a peer group. The companies were selected as peers based on their being in a similar industry, primarily manufacturers of electronic components or electronic equipment and instruments, and of a generally similar size, based mainly on market capitalization revenue that approximated ours. A total of 13 companies were selected.

The Compensation Committee compared the total direct compensation of the Company’s executive officers with the total direct compensation paid to the named executive officers at the companies in the peer group, as well as to compensation levels revealed in survey data provided by PM&P, for purposes of establishing 2015 salaries, which had previously been established back in 2007 and before our Company went public. The Compensation Committee set Mr. Travers’s base salary under his amended employment contract at $425,000, which represents approximately a 41.6% increase over the salary of $300,000 that he had previously been earning since January 2010. The Compensation Committee set Mr. Russell’s base salary under his amended employment contract at $350,000, which represents approximately a 27.3% increase over the salary of $275,000 that he had previously been earning since January 2010. Both these increases became effective May 1, 2015. The Compensation Committee evaluated each of these executive officers’ performance and recognized their achievements since the Company first went public in 2009 and the progress the Company has made.

Compensation Discussion and Analysis

The Compensation Committee believes that the Company’s “NEOs” play a critical role in the operational and financial performance of the Company that creates long-term value for our stockholders. Accordingly, the Company’s executive compensation philosophy is to reward our executives for individual performance and for contributions to our performance. The Compensation Committee believes that new products and IP of the Company are critical to the Company’s future growth, such as upcoming and new wearable technology products and smart glasses, including waveguide optics models and accordingly wants to strike a reasonable balance between lead (strategic initiatives) and lag (financial metrics) performance indicators. And as the Company’s shares are now traded on NASDAQ it is important that the management team implement Sarbanes Oxley, or SOX and greatly reduce the deficiencies in the areas of financial reporting. As such, the Committee believes it is important to reward not just the achievement of financial goals but also progress in the Corporation’s strategic initiatives such as the development of new products and/or technology as well as improved financial reporting controls.

Accordingly, the Compensation Committee implemented a short-term incentive plan for the two NEOs for the Company’s 2015 fiscal year. This incentive plan was developed in consultation with the PM&P for 2015 and the following performance targets for each NEO:

•	Paul Travers – target incentive amount is 60% of base salary. Seventy-five percent (75%) of Mr. Travers’ target performance bonus will be based on the Company’s operating results and twenty-five percent (25%) related to new product introductions and technology objectives.
•	Grant Russell - target incentive amount is 50% of base salary. Seventy-five percent (75%) of Mr. Russell’s target performance bonus will be based on the Company’s operating results and twenty-five percent (25%) related to implementing and verifying full SOX controls at the Company.

In 2015, while we were successful in advancing new products, key technologies, and in securing a major financing from key industry entity, neither NEO achieved their and the Company’s targets and as a result no short-term cash incentives were paid in 2015.

In 2013, our stockholders voted on our executive compensation program (also known as “Say on Pay”) for the first time and of the 1,842,079 votes present at the meeting, 1,490,824, or 80.2% approved it. The Committee considered the stockholders’ endorsement of the Committee’s decisions and policies for our overall executive compensation program in continuing the pay-for-performance program that is currently in place.

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SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to our named executive officers for 2015 and 2014. More detailed information is presented in the other tables and in the footnotes to the tables.

		Salary Paid		Bonus or Commission	Option Awards	Stock Award		All Other Compensation		Total
Name and Principal Position	Year	($)		($)(3)	($)(4)	($)(5)		($)		($)
Paul J. Travers, President and	2015	$383,333	(1)	$—	$—	$500,000	(5)	9,278	(6)	$892,612
Chief Executive Officer	2014	300,000	(1)	—	93,090	—		9,276	(6)	402,366

Grant Russell, Chief Financial Officer	2015	325,000	(2)	—	—	500,000	(5)	19,700	(7)	844,700
and Executive Vice President	2014	275,000	(2)	—	151,271	—		20,376	(7)	446,647

(1)	Mr. Travers’s contract provides for an annual salary of $425,000 in 2015 and $300,000 in 2014.

(2)	Mr. Russell’s contract provides for an annual salary of $350,000 in 2015 and $275,000 in 2014.

(3)	There were no bonuses paid in 2015 and 2014.

(4)	Represents the total fair market of stock options granted in 2014, which vest over 4 years, in accordance with FASB ASC Topic 718. See Notes 1 and 15 of the consolidated financial statements included in our Form 10-K for the year ended December 31, 2015, regarding assumptions underlying valuation of equity awards.

(5)	Represents the total fair market of stock awards granted in 2015, and was determined by multiplying the number of shares of restricted common stock granted upon the closing of the Series A Preferred Stock offering on January 2, 2015, which was valued at its conversion price of $5.00 per share.

(6)	Consists of amounts paid to Mr. Travers as a car allowance (as per his employment contract).

(7)	Consists of amounts paid to Mr. Russell in reimbursement for the rental of an automobile and direct travel to and from his primary residence in Vancouver, Canada to Rochester, New York.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information concerning exercisable and unexercisable stock options held by the named executive officers at December 31, 2015.

Option Awards
Equity
Incentive Plan
Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Paul Travers (1)	18,426	21,574	—	$2.70	8/18/2024
Grant Russell (1)	29,942	35,058	—	2.70	8/18/2024
Grant Russell (2)	2,666	—	—	11.25	5/01/2019

(1)	This option granted under our 2014 option plan vests in equal monthly installments over four years from the date of grant.

(2)	This option was granted under our 2009 option plan and it vested in equal monthly installments over four years from the date of grant.

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Equity Compensation Plan Information

The Company has adopted the Vuzix 2007 Stock Option Plan (the “2007 Plan”), the Vuzix 2009 Stock Plan (the “2009 Plan”) and the Vuzix 2014 Incentive Stock Plan (the “2014 Plan” and, together with the 2007 and 2009 Plan, the “Plans”). Under the 2007 Plan, we have 37,447 options outstanding and none available for future use. Under the 2009 Plan, we have 120,842 options outstanding and none available for future use. The maximum number of shares of common stock that may be issued under the 2014 Plan was initially set at 1,000,000 and thereafter will automatically be increased each time the Company issues additional shares of common stock so that the total number of shares issuable thereunder will at all times equal 10% of the then outstanding shares of stock, unless in any case the Board of Directors adopts a resolution providing that the number of shares issuable under this Plan will not be so increased. The Board of Directors have not adopted any resolution stating that the shares issuable will not be increased. As of April 29, 2016, the maximum number shares issuable under the 2014 Plan is 1,613,303. Under the 2014 Plan, we have 872,000 options outstanding and 741,303 options available for future issuance.

The purpose of the Plans is to retain executives and selected employees and consultants and reward them for making contributions to our success.  These objectives are accomplished by making long-term incentive awards under thereby providing participants with a proprietary interest in our growth and performance. Each of the plans are administered by our board of directors.

The following table summarizes information as of the close of business on December 31, 2015 concerning the Plans and the options outstanding.

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,022,789	$4.59	744,295
Equity compensation plans not approved by security holders	—	—
Total	1,022,789	$4.59	744,295

Employment Agreements

Paul J. Travers

On August 1, 2007, we entered into an employment agreement with Paul J. Travers providing for his continued service as our Chief Executive Officer and President. Under the agreement, Mr. Travers is entitled to an initial annual base salary of $300,000 or such greater amount as shall be determined by the board of directors. Effective May 1, 2015, the Compensation Committee agreed to increase Mr. Travers’ annual base salary to $425,000. He is also eligible to receive such periodic, annual or other bonuses as the board of directors in its sole discretion shall determine and to participate in all bonus plans established for our senior executives. The agreement also provides that Mr. Travers may be awarded, in the sole discretion of the board of directors, stock options and other awards under any plan or arrangement for which our senior executives are eligible. The level of his participation in any such plan or arrangement shall be determined by the board of directors in its sole discretion. To the greatest extent permissible under the Internal Revenue Code (the Code) and the regulations thereunder, options granted to Mr. Travers shall be incentive stock options within the meaning Section 422 of the Code. He is also eligible to participate in all employee benefit plans which are generally available to our senior executives and entitled to receive fringe benefits and perquisites comparable to those of our other senior executives.

Under his agreement, we are obligated to reimburse Mr. Travers for the costs of an automobile at the rate of $750 per month and for all actual, reasonable and customary expenses incurred in the course of his employment in accordance with our policies as then in effect. Mr. Travers is subject to certain restrictive covenants under the agreement, including a covenant not to compete for 24 months after his termination for any reason other than by him for good reason or by us without cause and for 48 months after his termination if such termination results in our obligation to pay him the change of control payment described below.

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Grant Russell

On August 1, 2007, we entered into an employment agreement with Grant Russell providing for his continued service as our Chief Financial Officer and Executive Vice President. Under the agreement, Mr. Russell is entitled to an initial annual base salary of $275,000 or such greater amount as shall be determined by the board of directors. Effective May 1, 2015, the Compensation Committee agreed to increase Mr. Russell’s annual base salary to $350,000. He is also eligible to receive such periodic, annual or other bonuses as the board of directors in its sole discretion shall determine and to participate in all bonus plans established for our senior executives. The agreement also provides that Mr. Russell may be awarded, in the sole discretion of the board of directors, stock options and other awards under any plan or arrangement for which our senior executives are eligible. The level of his participation in any such plan or arrangement shall be determined by the board of directors in its sole discretion. To the greatest extent permissible under the Code and the regulations thereunder, options granted to Mr. Russell shall be incentive stock options within the meaning of Section 422 of the Code. He is also eligible to participate in all employee benefit plans which are generally available to our senior executives and entitled to receive fringe benefits and perquisites comparable to those of our other senior executives.

Under his agreement, we are obligated to either reimburse Mr. Russell for the costs of an automobile at the rate of $750 per month or to bear all expenses associated with his lease of an automobile for his use while in Rochester, New York, to reimburse him for the costs of travel between Rochester, New York and his primary residence in Vancouver, British Columbia, Canada and to reimburse him for all actual, reasonable and customary expenses incurred in the course of his employment in accordance with our policies as then in effect. We provide Mr. Russell the option to receive a portion of his salary in the form of a housing allowance, at the rate prescribed by the Internal Revenue Service, for the maintenance of a second residence in Rochester, New York. Payment of such allowance is deductible by us for federal income tax purposes in the same manner as cash compensation. Mr. Russell is subject to certain restrictive covenants under the agreement, including a covenant not to compete for 24 months after his termination for any reason other than by him for good reason or by us without cause and for 48 months after his termination if such termination results in our obligation to pay him the change of control payment described below.

Potential Payments upon Termination or Change in Control

This section sets forth information regarding compensation and benefits that each of the named executive officers would receive in the event of a change in control (as defined in the applicable employment agreement) or in the event of termination of employment under several different circumstances, including: (1) termination by Vuzix for cause (as defined in the applicable employment agreement); (2) a voluntary termination by the named executive officer; (3) termination by the named executive officer for good reason (as defined in the applicable employment agreement); (4) involuntary termination by Vuzix without cause; (5) death; or (6) disability (as defined in the applicable employment agreement).

Under the agreements of both Mr. Travers and Russell: (a) we shall have “cause” to terminate them as a result of their: (i) willfully engaging in conduct which is materially injurious to us; (ii) willful fraud or material dishonesty in connection with their performance as an employee; (iii) deliberate or intentional failure to substantially perform their duties as employees that results in material harm to us; or (iv) conviction for, or plea of nolo contendere to a charge of, commission of a felony; (b) they shall have “good reason” to terminate their employment upon: (i) a material diminution during the term of the agreements in their duties, responsibilities, position, office or title; (ii) a breach by us of the compensation and benefits provisions of their agreements; (iii) a material breach by us of any other terms of their agreements; or (iv) the relocation of their principal place of business at our request beyond 30 miles from its current location; and (c) they shall be deemed to be “disabled” if they shall be rendered incapable of performing their duties to us by reason of any medically determined physical or mental impairment that can be expected to result in death or that can reasonably be expected to last for a period of either (i) five or more consecutive months from the first date of their absence due to the disability or (ii) nine months during any 12-month period. Any termination by us for cause or by them for good reason is subject to a 30-day notice period and opportunity to cure.

Under their employment agreements, “change of control” means: (i) the approval by our stockholders, and the completion of the transaction resulting from such approval, of (A) the sale or other disposition of all or substantially all our assets or (B) our complete liquidation or dissolution; (ii) the sale, in a single transaction or in a series of related transactions, of all or substantially all of the outstanding shares of our capital stock; (iii) the approval by our stockholders, and the completion of the transaction resulting from such approval, of a merger, consolidation, reorganization or similar corporate transaction, whether or not we are the surviving corporation in such transaction, in which the outstanding shares of common stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing fifty percent (50%) or more of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (either ours or those of another company) or cash or other property; (iv) pursuant to an affirmative vote of a holder or holders of seventy five percent (75%) of our capital stock of the entitled to vote on such a matter, the removal of a majority of the individuals who are at that time members of the board of directors; or (v) the acquisition by any entity or individual of one hundred percent of our capital stock.

The actual amounts that would be payable in such circumstances can only be determined at the date of termination or upon the change in control. The amounts included below are based on the following:

•	We have assumed that the termination event occurred effective as of December 31, 2015, the last day of 2015;
•	We have assumed that the value of our common stock was $7.59 per share, the US dollar closing market price of our common stock on December 31, 2015, the last trading day of our common stock, and that all unvested options were exercised on December 31, 2015; and
•	Health benefits are included at the estimated value of continuation of this benefit.

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Paul J. Travers

If Mr. Travers’s employment is terminated (i) by the Company without cause or (ii) by Mr. Travers for good reason or (iii) as a result of disability, Mr. Travers would be entitled to receive:

•	two times his annual base salary, payable in 24 equal monthly installments	$850,000
•	his annual incentive bonus, payable within 60 days of termination	$-
Total cash compensation upon termination		$850,000

If Mr. Travers’s employment is terminated within one year of a change of control for any reason other than by us for cause, or if he elects to terminate his employment (whether or not for good reason) during the period beginning 121 days after a change of control and ending on the second anniversary thereof, Mr. Travers would be entitled to receive:

•	four times his annual base salary, payable in 48 equal monthly installments	$1,700,000
•	his annual incentive bonus, then in effect, payable within 60 days of termination	$-
	Total cash compensation upon change of control	$1,700,000

Additionally, in either case Mr. Travers would also be entitled to:

•	continuation of medical benefits throughout the 24 or 48-month period during which severance payments are made or until he becomes eligible to receive medical benefits from subsequent employer	$12,457 (for 24 months) or $24,914 (for 48 months)
•	value of all unvested options, which would vest immediately	$0
•	any accrued amounts owing to him
•	additionally in the event any severance payments under those existing agreements become subject in the future to IRS Section 280G excise taxes that lower the net amounts after tax those officers would otherwise receive, then the Company shall gross up such payments to these “disqualified individuals” (IRS definition) for the 20 percent excess tax if their currently existing severance arrangements are deemed excess parachute payment amounts

If Mr. Travers’s employment is terminated for cause or by Mr. Travers voluntarily, he will be entitled to receive only any accrued amounts owing him and will forfeit all unvested equity and unearned incentive payments.

Grant Russell

If Mr. Russell’s employment is terminated (i) by the Company without cause or (ii) by Mr. Russell for good reason or (iii) as a result of disability, Mr. Russell would be entitled to receive:

•	two times his annual base salary, payable in 24 equal monthly installments	$700,000
•	his annual incentive bonus, payable within 60 days of termination	$-
Total cash compensation upon termination		$700,000

If Mr. Russell’s employment is terminated within one year of a change of control for any reason other than by us for cause, or if he elects to terminate his employment (whether or not for good reason) during the period beginning 121 days after a change of control and ending on the second anniversary thereof, Mr. Russell would be entitled to receive:

•	four times his annual base salary, payable in 48 equal monthly installments	$1,400,000
•	his annual incentive bonus, then in effect, payable within 60 days of termination	$-
Total cash compensation upon change of control		$1,400,000

Additionally, in either case Mr. Russell would also be entitled to:

•	continuation of medical benefits throughout the 24 or 48-month period during which severance payments are made or until he becomes eligible to receive medical benefits from subsequent employer	$4,321 (for 24 months) or $8,643 (for 48 months)
•	value of all unvested options, which would vest immediately	$0
•	any accrued amounts owing to him
•	additionally in the event any severance payments under those existing agreements become subject in the future to IRS Section 280G excise taxes that lower the net amounts after tax those officers would otherwise receive, then the Company shall gross up such payments to these “disqualified individuals” (IRS definition) for the 20 percent excess tax if their currently existing severance arrangements are deemed excess parachute payment amounts

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If Mr. Russell’s employment is terminated for cause or by Mr. Russell voluntarily, he will be entitled to receive only any accrued amounts owing him and will forfeit all unvested equity and unearned incentive payments.

Director Compensation

How Directors are Compensated

Employee directors do not receive additional compensation for serving on the board beyond the compensation they received for serving as our officers, as described under “Executive Compensation.”

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the board. In setting non-employee director compensation the board considers the amount of time that directors expend in fulfilling their duties as members of our board and the skill-level we require of members of our board.

DIRECTOR COMPENSATION — YEAR ENDED DECEMBER 31, 2015

	Fees
	Earned or
	Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)	($)

William Lee	48,550	189,900	—	—	238,450
Michael Scott	46,550	189,900	—	—	236,450
Alexander Ruckdaeschel	46,550	189,900	—	—	236,450

(1)	Represents the total fair market of stock awards granted in 2015, and was determined by multiplying the number of shares of restricted common stock granted by the closing price of our common stock as listed on NASDAQ on the day of grant. Two stock awards were made in 2015, the first of 25,000 shares to each external director upon the closing of the Series A Preferred Stock offering in January 2015, which was valued at its conversion price of $5.00 per share. A further 10,000 shares on July 15, 2015, when our closing price of our stock was $6.49, was granted to each external director upon their election to the Board of Directors at our 2015 Annual Meeting to serve until our 2016 Annual Meeting.

During 2015 cash director fees were paid to non-management members of the board of directors and board committee chairs. Further the nonemployee directors were reimbursed for ordinary expenses incurred in connection with attendance at meetings of the board of directors.

For the period from January 1 to March 31, 2015, the non-management members of the board of directors were paid a monthly retainer of $1,200 per month and $1,250 per calendar quarter for non-management board of director members who were also a chairperson of a board committee, with the chair of the audit committee receiving $2,500 per quarter.

Effective April 1, 2015 the Company’s external board members receive annual retainer fees of $45,000. Further the chairpersons of the Company’s external Board Committees also began receiving the following annual retainer fees:

•	Audit Committee - $10,000.
•	Compensation Committee - $9,000.
•	Nomination Committee - $9,000

The Company will not pay any cash fees for any regular meetings of the Board or Committee meetings. In the event there are special circumstances that require the formation of any Special Committees and related special meetings the Board may consider further cash consideration for the external directors on such Special Committees.

TRANSACTIONS WITH RELATED PERSONS

        Since January 1, 2014, we have entered into the following transactions in which our directors, executive officers or holders of more than 5% of our capital stock had or will have a direct or indirect material interest. The following transactions do not include compensation, termination and change-in-control arrangements, which are described under “COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS AND DIRECTORS.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

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Warrant Exercises

On February 25, 2015, Grant Russell, our chief financial officer, exercised 364,080 warrants on a cashless basis for 313,885 shares of common stock. Also on February 25, 2015, Paul Travers, our chief executive officer, exercised 809,655 warrants on a cashless basis for 698,029 shares of common stock.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements we are obligated to indemnify the indemnitee to the fullest extent permitted by applicable law for all reasonable expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by the indemnitee arising out of or connected with the indemnitee’s service as a director or officer and indemnitee’s service in another capacity at our request or direction. We are also obligated to advance all reasonable and actual expenses incurred by the indemnitee in connection with any action, suit, proceeding or appeal with respect to which he is entitled to be indemnified upon our receipt of an invoice for such expenses. Our obligation to advance expenses is subject to the indemnitee’s execution, upon our request, of an agreement to repay all such amounts it if is ultimately determined that he is not entitled to be indemnified by us under applicable law. If a claim for indemnification under this agreement may not be paid to the indemnitee under applicable law, then in any action in which we are jointly liable with the indemnitee, we are obligated to contribute to the amount of reasonable expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by the indemnitee in proportion to the relative benefits received by us and the indemnitee from the transaction from which such action arose, and our relative fault and that of the indemnitee in connection with the events which resulted in such expenses. The rights of an indemnitee under the form of indemnification agreement are in addition to any other rights that the indemnitee may have under our certificate of incorporation or bylaws, any agreement, or any vote of our stockholders or directors. We are not obligated to make any payment under the form of indemnification agreement to the extent payment is actually made to the indemnitee under an insurance policy or any other method outside of the agreement.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named above in the Summary Compensation Table (the “named executive officers”). The Company has disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):.

RESOLVED, that the stockholders of Vuzix Corporation approve all of the compensation of the Company’s executive officers who are named in the Summary Compensation Table of the Company’s 2016 Proxy Statement, as such compensation is disclosed in the Company’s 2016 Proxy Statement pursuant to Item 402 of Regulation S-K, which disclosure includes the Proxy Statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.

In 2013, our stockholders voted on our executive compensation program (also known as “Say on Pay”) for the first time and of the 1,842,079 votes present at the meeting, 1,490,824, or 80.2% approved it. The Committee considered the stockholders endorsement of the Committee’s decisions and policies for our overall executive compensation program in continuing the pay-for-performance program that is currently in place.

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in this Proposal 3 and below in Proposal 4 will not be construed: (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the named executive officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

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The Dodd-Frank Act requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding how frequently the Company should seek from its stockholders a non-binding advisory vote (similar to this Proposal 3) on the compensation disclosed in the Company’s proxy statement of its executive officers who are named in the proxy statement’s summary compensation table for the year in question (the “named executive officers”).

The Board of Directors has determined that an advisory vote by the Company’s stockholders on executive compensation that occurs every three years is the most appropriate alternative for the Company and this frequency was approved by our stockholders in their advisory vote at the Company’s 2013 Annual Meeting. The Board of Directors may subsequently decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation that differs in frequency from every three years in the future.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE COMPENSATION
DISCLOSED IN THIS PROXY STATEMENT OF THE COMPANY’S EXECUTIVE OFFICERS WHO ARE NAMED IN
THIS PROXY STATEMENT’S SUMMARY COMPENSATION TABLE.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the annual meeting, but if other matters properly come before the meeting, the persons named as proxies in the enclosed proxy will vote according to their best judgment. Stockholders are requested to date and sign the enclosed proxy and to mail it promptly in the enclosed postage-paid envelope. If you attend the annual meeting, you may revoke your proxy at that time and vote in person, if you wish. Otherwise your proxy will be voted for you.

By Order of the Board of Directors

Steven D. Ward,
Secretary

Dated:	April 29, 2016

Rochester, New York

We will make available at no cost, upon your written request, a copy of our annual report on Form 10-K for the year ended December 31, 2015 (without exhibits) as filed with the Securities and Exchange Commission. Copies of exhibits to our Form 10-K will be made available, upon your written request and payment to us of the reasonable costs of reproduction and mailing. Written requests should be made to: Corporate Secretary, Vuzix Corporation, 25 Hendrix Road, Suite A, West Henrietta, New York 14586.

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Vuzix Corporation

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of Vuzix Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 1:00 a.m., Central Time, on June 20, 2016.

Vote Your Proxy on the Internet:		***Vote Your Proxy by Phone:***		***Vote Your Proxy by Mail:***
Go to www.envisionreports.com/VUZI Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	**OR**	**Call 1-800-652-VOTE (8683)** Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	**OR**	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

A – Proposals - The Board of Directors recommends a vote __FOR__ all the named nominees as directors, and FOR Proposals 2 and 3.

Please mark your votes like this **X**

1. To elect five directors to serve until the 2016 annual meeting of stockholders and until their successors have been duly elected and qualified.

NOMINEES: 01- Paul J. Travers, 02 – Grant Russell, 03 – Edward Kay, 04- Michael Scott, 05 – Alexander Ruckdaeschel

☐ Mark here to vote __FOR__ all nominees

☐ Mark here to __WITHHOLD__ vote from all Nominees

☐ For all EXCEPT – To withhold authority to vote for any nominee(s), write the name(s) of such nominee (s) below.

____

For ☐ **Against** ☐ **Abstain** ☐

3. To recommend, by non-binding vote, the approval of the compensation disclosed in the Proxy Statement of the Company's executive officers, who are named in the Proxy Statement Compensation Table.

For ☐ **Against** ☐ **Abstain** ☐

In their discretion, upon any other business that may properly come before the meeting or any Adjournment thereof.

B – Non-Voting Items –

Change of Address – Please print new address below:

Meeting Attendance - Mark box to the right if you plan to attend the Annual Meeting ☐

Authorized Signature – This section must be completed for your vote to be counted – Date and Sign Below

Signature ____________________ **Signature** ________________________ **Date** __________ **, 2016.**

NOTE: Please sign EXACTLY as name(s) appear(s) on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – VUZIX CORPORATION

PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE 20, 2016
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints PAUL J. TRAVERS and GRANT RUSSELL or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his or her substitute, to represent and to vote all the shares of common stock of Vuzix Corporation (the "Company"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held at the Company's corporate offices at 25 Hendrix Road, Suite A, New York, 14623 on June 20, 2016, at 10:00 a.m. Eastern Time and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the Proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR the election of the named nominees as directors, and FOR Proposal 2.**

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT—This Proxy must be signed and dated)